                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Lynch Corporation
Greenwich, Connecticut

We hereby consent to the incorporation by reference in Registration Statements
(Form S-8 No. 33-46953 and Form S-8 No. 333-01102) pertaining to the 401(k)
Savings Plan of Lynch Corporation and Participating Employers and the Lynch
Corporation 2001 Equity Incentive Plan, respectively, and Registration Statement
(Form S-3 No. 333-121706) of our report dated November 7, 2003, with respect to the consolidated financial statements of Piezo Technology, Inc. and Subsidiary for the years ended September 27, 2003 and September 28, 2002 included in this
Current Report on Form 8-K/A of Lynch Corporation dated October 14, 2004.

                                     /S/ GALLOGLY, FERNANDEZ & RILEY, LLP
                                     Gallogly, Fernandez & Riley, LLP

Orlando, Florida
January 3, 2005